CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Longwei Petroleum Investment Holding Limited

We hereby consent to the use of our report dated October 13, 2007, with respect to the consolidated financial statements of Longwei Petroleum Investment Holding Limited (a BVI corporation) in the Registration Statement on Form S-1 to be filed on or about October 19, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, VAN WAGONER & BRADSHAW, PLLC Salt Lake City, Utah October 19, 2007